                                                               Exhibit FS-2


                                                 AYE and DQE
                                     UNAUDITED PRO FORMA COMBINED BALANCE SHEET
                                            At September 30, 1997
                                             (in thousands of $)



                                                             AYE           DQE                         Total
                                                         Reclassified  Reclassified   Pro Forma       Adjusted
                                                           Balance       Balance     Adjustments*     Balance
    ASSETS

    Current Assets:
       Cash and temporary cash investments                    42,219      398,312                       440,531
       Receivables:
          Electric customer accounts
             receivable, net                                 252,299       75,254         41,797 (1)    369,350
          Other receivables                                    9,896       37,858                        47,754
             Total Receivables - Net                         262,195      113,112         41,797        417,104
       Materials and supplies (at average cost):
          Coal/Fuel                                           71,040       21,840                        92,880
          Operating and construction                          83,284       54,299                       137,583
             Total Materials and Supplies                    154,324       76,139             -         230,463
       Prepaid taxes                                          57,885        5,021                        62,906
       Deferred income taxes                                   6,486        -                             6,486
       Other current assets                                   28,652       18,802                        47,454
             Total Current Assets                            551,761      611,386         41,797      1,204,944

    Long-Term Investments:
       Benefit plans' investments                             65,752        1,332             -          67,084
       Affordable housing                                         -       139,268             -         139,268
       Leveraged leases                                           -       337,304             -         337,304
       Other leases                                               -        73,717             -          73,717
       Gas reserves                                               -        75,775             -          75,775
       Nuclear Decommissioning Trust                              -        43,589             -          43,589
       Marketable securties                                       -        34,646             -          34,646
       Other investments                                      23,034       20,603             -          43,637
             Total Long-Term Investments                      88,786      726,234             -         815,020

    Property, Plant and Equipment:
       At original cost property, plant and equipment      8,349,440    4,769,364             -      13,118,804
       Less: Accumulated depreciation and
          amortization                                    (3,114,171)  (2,043,638)            -      (5,157,809)
             Total Property, Plant and Equipment - Net     5,235,269    2,725,726             -       7,960,995

    Other Non-Current Assets:
       Regulatory assets                                     547,773      514,566         (1,484) (2) 1,060,855
       Unamortized loss on reacquired debt                    50,513       81,374             -         131,887
       Other                                                  62,000       52,081             -         114,081
             Total Other Non-Current Assets                  660,286      648,021         (1,484)     1,306,823
                Total Assets                               6,536,102    4,711,367         40,313     11,287,782


                                         AYE and DQE
                            UNAUDITED PRO FORMA COMBINED BALANCE SHEET
                                    At September 30, 1997
                                      (in thousands of $)


                                                            AYE             DQE                           Total
                                                         Reclassified   Reclassified    Pro Forma        Adjusted
                                                          Balance         Balance       Adjustments*     Balance
    LIABILITIES AND CAPITALIZATION
    Current Liabilities:
        Current maturities and sinking fund
           requirements                                    182,400         141,438            -            323,838
        Short-term debt                                    111,040          10,000            -            121,040
        Accounts payable                                   122,160          63,373            -            185,533
        Accrued liabilities                                 59,929          37,772         20,309 (2)      183,825
                                                                                           65,815 (3)
        Dividends declared                                   2,335          28,963            -             31,298
        Taxes accrued:
            Federal and state income tax                     2,028         (32,794)           -            (30,766)
            Other                                           53,141          23,404            -             76,545
         Interest accured                                   43,092          27,452            -             70,544
         Deferred power costs                                3,587           -                -              3,587
         Restructuring liability                             8,622           -                -              8,622
         Other                                               8,334           7,130            -             15,464
                Total Current Liabilities                  596,668         306,738         86,124          989,530

    Non-Current Liabilities:
         Deferred income taxes - net                     1,010,623         772,618         17,346 (1)    1,765,349
                                                                                           (9,044)(2)
                                                                                          (26,194)(3)
         Deferred investment tax credits                   135,367          99,887            -            235,254
         Capital lease obligations                           2,952          30,496            -             33,448
         Regulatory liabilities                            107,565           -                -            107,565
         Deferred income                                     -             167,451            -            167,451
         Other                                              74,705         271,019            -            345,724
                Total Non-Current Liabilities            1,331,212       1,341,471        (17,892)       2,654,791

    Commitments and Contingencies                            -                                -
    Capitalization:
    Long-term Debt and QUIDS                             2,205,804       1,357,989            -          3,563,793
    Preferred and Preference Stock of
         Subsidiaries:
         Preferred and Preference Stock                    170,086         242,116            -            412,202
         Deferred ESOP benefit                               -             (17,220)           -            (17,220)
                Total Preferred and Preference Stock
                   of Subsidiaries                         170,086         224,896            -            394,982

    Common Stockholders' Equity:
         Common stock                                      153,045           -                -            153,045
         Other paid-in capital                           1,044,085       1,003,151            -          2,047,236
         Retained earnings                               1,035,202         849,149         24,451 (1)    1,856,432
                                                                                          (12,749)(2)
                                                                                          (39,621)(3)
         Treasury stock (at cost)                             -           (372,027)           -           (372,027)
                Total Common Stockholders' Equity        2,232,332       1,480,273        (27,919)       3,684,686
                Total Capitalization                     4,608,222       3,063,158        (27,919)       7,643,461
                  Total Liabilities and Capitalization   6,536,102       4,711,367         40,313       11,287,782


*Adjustments:

1. Represents the effect of recording unbilled revenue by DQE. AYE changed its method of accounting for unbilled revenue in 1994.

2. Represents the effect of accruing for nuclear refueling outages by DQE during the periods leading up to the outage.

3. Represents the effect of accruing for major turbine-generator inspection outages by AYE during the periods leading up to the outage. AYE, historically, has recorded such cost as incurred.